UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

This proxy statement supplement (this “Supplement”) should be read together with the definitive proxy statement of Mullen Automotive Inc., a Delaware corporation (the “Company” or “Mullen”), filed with the Securities and Exchange Commission on August 20, 2024 (the “Proxy Statement”) in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”) originally scheduled to be held on September 13, 2024 at 9:30 a.m., Pacific Standard Time, in a virtual format.

The purpose of this Supplement is to change the date of the Special Meeting to September 9, 2024 at 9:00 a.m., Eastern Standard Time, in a virtual format. Any proxies received from stockholders to date will be deemed to be voted for purposes of the meeting as rescheduled for September 9, 2024.

Except as specifically amended or supplemented by the information contained herein, this Supplement does not change the Record Date of the Special Meeting, the proposals to be acted on at the Special Meeting or the recommendation of the Board with respect to any proposals and all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized but undefined terms used herein shall have the meaning given them in the Proxy Statement.

Rescheduled Special Meeting Date

The Company has changed the time and date of the Special Meeting from September 13, 2024 at 9:30 a.m., Pacific Standard Time to September 9, 2024 at 9:00 a.m., Eastern Standard Time. As a result of this change, the Special Meeting will now be held at 9:00 a.m., Eastern Standard Time on September 9, 2024 virtually at www.proxyvote.com. As a result of the change to the date of the Special Meeting, votes submitted electronically over the Internet must be received by 11:59 p.m. Pacific Standard Time, on September 8, 2024.